Amended By-Laws

of

SKK ACCESS INCOME FUND

as of July 23, 2025

ARTICLE 1
Agreement and Declaration of Trust; Offices

1.1 Agreement and Declaration of Trust. These By-Laws shall be subject to the Agreement and Declaration of Trust, as from time to time in effect (the “Declaration of Trust”), of the SKK Access Income Fund , the Delaware statutory trust established by the Declaration of Trust (the “Trust”).

1.2 Offices. The Trust may maintain one or more other offices, including its principal office, in or outside of Delaware, in such cities as the Trustees may determine from time to time. Unless the Trustees otherwise determine, the principal office of the Trust shall be located in Conshohocken, Pennsylvania.

ARTICLE 2
Board of Trustees

2.1 Regular Meetings. Regular meetings of the Trustees may be held without call or notice at such places and at such times as the Trustees may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent Trustees. A regular meeting of the Trustees may be held without call or notice immediately after and at the same place as any meeting of the shareholders.

2.2 Special Meetings. Special meetings of the Trustees may be held at any time and at any place designated in the call of the meeting when called by the President or the Treasurer or by two or more Continuing Trustees, sufficient notice thereof being given to each Trustee by the Secretary or an Assistant Secretary or by the officer or the Trustees calling the meeting.

2.3 Notice. It shall be sufficient notice to a Trustee of a special meeting to send notice by mail at least forty-eight hours before the meeting addressed to the Trustee at his or her usual or last known business or residence address or to give notice to him or her in person or by telephone, electronic mail, or facsimile at least twenty-four hours before the meeting. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

2.4 Quorum and Voting. At all meetings of the Board of Trustees, the presence of a majority of the Trustees then in office shall constitute a quorum for the transaction of business by the Board. In the absence of a quorum, a majority of the Trustees present may adjourn the meeting, from time to time, until a quorum shall be present. The action of a majority of Trustees present at a meeting at which a quorum is present shall be the action of the Board of Trustees, unless (1) the concurrence of a greater proportion is required for such action by law, by the Declaration of Trust or by these By-Laws or (2) the concurrence of the Continuing Trustees is required for such action, in which case the action of a majority of Continuing Trustees present at a meeting at which a majority of the Continuing Trustees is present shall be the action of the Board of Trustees. If enough Trustees have withdrawn from a meeting to leave less than a quorum but the meeting is not adjourned, the action of a majority of Trustees, which is not less than the number necessary to approve the matter if a quorum were constituted, shall be the action of the Board of Trustees, unless the concurrence of a greater proportion is required for such action by applicable statute or by the Declaration of Trust or these By-Laws.

2.5 Participation by Telephone. One or more of the Trustees or of any committee of the Trust may participate in a meeting thereof by means of a conference telephone or similar Communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting except as otherwise provided by the Investment Company Act of 1940, as amended (the “1940 Act”).

2.6 Action by Consent. Any action required or permitted to be taken at any meeting of the Trustees or any committee thereof may be taken without a meeting, if a written consent of such action is signed by a majority of the Trustees then in office or a majority of the members of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Trustees or such committee.

2.7 Powers. Except as otherwise provided by law, by the Declaration or by these Bylaws, the business and affairs of the Trust shall be managed under the direction of, and all the powers of the Trust shall be exercised by or under authority of, its Board of Trustees.

2.8 Election. Unless all nominees for Trustee are approved by a majority of the Continuing Trustees, the affirmative vote of the holders of at least 75% of the outstanding Shares of the Trust entitled to be voted shall be required to elect a Trustee. If all nominees for Trustee are approved by a majority of the Continuing Trustees, a plurality of all the votes cast at a meeting at which a quorum is present shall be sufficient to elect a Trustee.

2.9 Vacancies and Newly Created Trusteeships. Any Trustee elected to fill a vacancy shall hold office for the remainder of the full term of the Trusteeship in which the vacancy occurred and until a successor is elected and qualifies.

ARTICLE 3
Officers

3.1 Enumeration and Qualification. The officers of the Trust shall be a President, a Chief Compliance Officer, a Treasurer, a Secretary and such other officers, including Vice Presidents, if any, as the Trustees from time to time may in their discretion elect. The Trust also may have such agents as the Trustees from time to time may in their discretion appoint. Any officer may be, but need not be, a Trustee or shareholder. The same person may hold any two or more offices.

3.2 Election. The President, the Treasurer and the Secretary shall be elected annually by the Trustees. The Chief Compliance Officer must be appointed by the Trustees, including a majority of the independent Trustees, as defined in the 1940 Act (the “Independent Trustees”). Other officers, if any, may be elected or appointed by the Trustees at any time. Vacancies in any office may be filled at any time, provided, however, that filling a vacancy in the office of Chief Compliance Officer must be approved by the Trustees, including a majority of the Independent Trustees.

3.3 Tenure. The officers shall hold office for one year and until their respective successors are chosen and qualified, or in each case until he or she sooner dies, resigns, is removed or becomes disqualified. Each officer shall hold office and each agent shall retain authority at the pleasure of the Trustees.

3.4 Powers. Subject to the other provisions of these By-Laws, each officer shall have, in addition to the duties and powers herein and in the Declaration of Trust set forth, such duties and powers as are commonly incident to the office occupied by him or her as if the Trust were organized as a Delaware business corporation and such other duties and powers as the Trustees may from time to time designate.

3.5 President. Unless the Trustees otherwise provide, the President, or in the absence of the President, any Trustee chosen by the Trustees, shall preside at all meetings of the shareholders and of the Trustees. The President shall be the chief executive officer.

3.6 Chief Compliance Officer. The Chief Compliance Officer of the Trust will be responsible for administering its compliance policies and procedures, shall have sufficient authority and independence within the organization to compel others to adhere to the compliance policies and procedures, shall report directly to the Board of Trustees, shall annually furnish a written report on the operation of the compliance policies and procedures to the Board of Trustees and shall perform such other duties as prescribed by the Board of Trustees.

3.7 Treasurer. The Treasurer shall be the chief financial and accounting officer of the Trust, and shall, subject to the provisions of the Declaration of Trust and to any arrangement made by the Trustees with a custodian, investment adviser or manager, or transfer, shareholder servicing or similar agent, be in charge of the valuable papers, books of account and accounting records of the Trust, and shall have such other duties and powers as may be designated from time to time by the Trustees or by the President.

3.8 Secretary. The Secretary shall record all proceedings of the shareholders and the Trustees in books to be kept therefor, which books or a copy thereof shall be kept at the principal office of the Trust. In the absence of the Secretary from any meeting of the shareholders or Trustees, an assistant secretary, or if there be none or if he or she is absent, a temporary secretary chosen at such meeting shall record the proceedings thereof in the aforesaid books.

3.9 Resignations and Removals. Any Trustee or officer may resign at any time by written instrument signed by him or her and delivered to the President or the Secretary and to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. The Trustees may remove any officer elected by them with or without cause, provided, however, that removal of the Chief Compliance Officer will require approval of the Trustees, including a majority of the Independent Trustees. Except to the extent expressly provided in a written agreement with the Trust, no Trustee or officer resigning and no officer removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.

ARTICLE 4
Committees

4.1 General. The Trustees, by vote of a majority of the Trustees then in office, may elect from their number an Executive Committee or other committees and may delegate thereto some or all of their powers except those which by law, by the Declaration of Trust, or by these By-Laws may not be delegated. Except as the Trustees may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Trustees or in such rules, its business shall be conducted so far as possible in the same manner as is provided by these By-Laws for the Trustees themselves. All members of such committees shall hold such offices at the pleasure of the Trustees. The Trustees may abolish any such committee at any time. Any committee to which the Trustees delegate any of their powers or duties shall keep records of its meetings and shall report its action to the Trustees. The Trustees shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect.

ARTICLE 5
Reports

5.1 General. The Trustees and officers shall render reports at the time and in the manner required by the Declaration of Trust or any applicable law. Officers and Committees shall render such additional reports as they may deem desirable or as may from time to time be required by the Trustees.

ARTICLE 6
Fiscal Year

6.1 General. The fiscal year of the Trust shall be fixed by, and shall be subject to change by, the Trustees.

ARTICLE 7
Seal

7.1 General. If required by applicable law, the seal of the Trust shall consist of a flat-faced die with the word “Delaware”, together with the name of the Trust and the year of its organization cut or engraved thereon, but, unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.

ARTICLE 8
Execution of Papers

8.1 General. Except as the Trustees may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, contracts, notes and other obligations made by the Trustees shall be signed by the President, any Vice President, the Secretary or by the Treasurer and need not bear the seal of the Trust.

ARTICLE 9
Issuance of Share Certificates

9.1 Share Certificates. In lieu of issuing certificates for shares, the Trustees or the transfer agent may either issue receipts therefor or may keep accounts upon the books of the Trust for the record holders of such shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of certificates for such shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms hereof.

The Trustees may at any time authorize the issuance of share certificates. In that event, each shareholder shall be entitled to a certificate stating the number of shares owned by him, in such form as shall be prescribed from time to time by the Trustees. Such certificate shall be signed by the President or a Vice-President and by the Treasurer or Assistant Treasurer. Such signatures may be facsimiles if the certificate is signed by a transfer agent, or by a registrar, other than a Trustee, officer or employee of the Trust. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall cease to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he were such officer at the time of its issue.

9.2 Loss of Certificates. In case of the alleged loss or destruction or the mutilation of a share certificate, a duplicate certificate may be issued in place thereof, upon such terms as the Trustees shall prescribe.

9.3 Issuance of New Certificate to Pledgee. In the event certificates have been issued, a pledgee of shares transferred as collateral security shall be entitled to a new certificate if the instrument of transfer substantially describes the debt or duty that is intended to be secured thereby. Such new certificate shall express on its face that it is held as collateral security, and the name of the pledgor shall be stated thereon, who alone shall be liable as a shareholder, and entitled to vote thereon.

9.4 Discontinuance of Issuance of Certificates. The Trustees may at any time discontinue the issuance of share certificates and may, by written notice to each shareholder, require the surrender of share certificates to the Trust for cancellation. Such surrender and cancellation shall not affect the ownership of shares in the Trust.

ARTICLE 10

Dealings with Trustees and Officers

11.1 General. Any Trustee, officer or other agent of the Trust may acquire, own and dispose of shares of the Trust to the same extent as if he were not a Trustee, officer or agent; and the Trustees may accept subscriptions to shares or repurchase shares from any firm or company in which he is interested.

ARTICLE 11
Shareholders

12.1 Meetings. A meeting of the shareholders of the Trust shall be held whenever called by the Trustees, whenever election of a Trustee or Trustees by shareholders is required by the provisions of Section 16(a) of the 1940 Act for that purpose or whenever otherwise required pursuant to the Declaration of Trust. Any meeting shall be held on such day and at such time as the President or the Trustees may fix in the notice of the meeting.

12.2 Record Dates. For the purpose of determining the shareholders who are entitled to vote or act at any meeting or any adjournment thereof, or who are entitled to receive payment of any dividend or of any other distribution, the Trustees may from time to time fix a time, which shall be not more than 120 days before the date of any meeting of shareholders or the date for the payment of any dividend or of any other distribution, as the record date for determining the shareholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution, and in such case only shareholders of record on such record date shall have such right, notwithstanding any transfer of shares on the books of the Trust after the record date; or without fixing such record date the Trustees may for any such purposes close the register or transfer books for all or any part of such period.

12.3 Quorum and Voting. Except when a larger quorum is required by applicable law or the Declaration of Trust, thirty-three and one-third percent (33-1/3%) of the Shares entitled to vote shall constitute a quorum at a Shareholders’ meeting. Unless otherwise provided by the Declaration of Trust, at a meeting of Shareholders each whole Share shall be entitled to one vote on each matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote. To be approved, adopted, or authorized at a meeting of Shareholders, a matter must receive in the event it has been approved by a majority of the Continuing Trustees the affirmative vote of a majority of all the votes cast at the meeting at which a quorum is present or, in the event it has not been so approved by the Continuing Trustees, the affirmative vote of at least 75% of the outstanding Shares of the Trust entitled to be voted at the meeting at which a quorum is present, provided in each event, however, more or fewer votes cast may be required to approve any matter if so provided by the Declaration of Trust, these By-Laws, or any applicable statute. The vote upon any question shall be by ballot whenever requested by any person entitled to vote, but, unless such a request is made, voting may be conducted in any way approved by the meeting.

12.4 Inspectors. The Continuing Trustees, in advance of any meeting, may, but need not, appoint one or more individual inspectors or one or more entities that designate individuals as inspectors to act at the meeting or any adjournment thereof. If an inspector or inspectors are not so appointed or if appointed not deemed appropriate by the chairman of the meeting, the chairman of the meeting may at any time appoint one or more new or replacement inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the Continuing Trustees or by the chairman of the meeting. Each inspector so appointed shall first subscribe an oath or affirmation to execute faithfully the duties of inspector at such election with strict impartiality and according to the best of his or her ability, and shall after the election make a certificate of the result of the vote taken. No candidate at the meeting for the office of Trustee shall be appointed such inspector.

Subject to the direction and supervision of the chairman of the meeting, the inspectors, if any, shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all Shareholders. Each such report shall be in writing and certified by him or her or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the certified report of a majority shall be the report of the inspectors. The determination of such inspector or inspectors as to the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the form, validity and effect of proxies or ballots, all challenges and questions arising in connection with the right to vote, the count or tabulation of all votes, ballots or consents, and all other matters upon which their certificate would be based shall be deemed final and conclusive, and such inspectors’ determinations shall not be subject to challenge or review prior to or following the issuance of their certificate, unless such challenge or review is approved by the vote of a majority of the Continuing Trustees. If no challenge or review is so approved, all documents of whatever kind and nature relating to any matters upon which the certificate could be based may be discarded by the officers of the Trust in their sole discretion after 30 days of issuance of the inspectors’ certificate.

12.5 Validity of Proxies, Ballots. In an uncontested matter or uncontested election of a Trustee or Trustees, a Shareholder may cast the votes entitled to be cast by the Shares owned of record by the Shareholder in person or by proxy executed by the Shareholder or the Shareholder’s duly authorized agent in any manner not prohibited by law. In the event of a proposal by anyone other than the Continuing Trustees is submitted to a vote of the Shareholders of the Trust, or in the event of any proxy contest or proxy solicitation or proposal in opposition to any proposal by the officers or Trustees of the Trust, Shares may be voted only by written proxy or in person at a meeting. Unless a proxy provides otherwise, it shall not be valid more than eleven months after its date. At every meeting of the Shareholders, all proxies shall be received and taken in charge of and all ballots shall be received and canvassed by the Secretary of the Trust or the person acting as secretary of the meeting before being voted, who shall decide all questions touching the qualification of voters, the validity of the proxies and the acceptance or rejection of votes, unless an inspector of election has been appointed for the meeting in which event such inspector of election shall decide all such questions as provided in this Article.

12.6 Organization and Conduct of Shareholders’ Meetings. Every meeting of Shareholders shall be conducted by an individual appointed by the Continuing Trustees to be chairman of the meeting or, in the absence of such appointment, by the Chairman of the Board of Trustees or, in the case of a vacancy in the office or absence or unwillingness of the Chairman of the Board of Trustees, by one of the following officers present at the meeting: the Vice Chairman of the Board of Trustees, if there be one, the President, the Vice Presidents in their order of rank or seniority, or, in the absence of such officers, a chairman chosen by the Shareholders by the vote of a majority of the votes cast by Shareholders present in person or by proxy. The Secretary, or, in the Secretary’s absence, an Assistant Secretary, or in the absence of both the Secretary and Assistant Secretaries, a person appointed by the Board of Trustees or, in the absence of such appointment, a person appointed by the chairman of the meeting shall act as secretary. In the event that the Secretary presides at a meeting of the Shareholders, an Assistant Secretary, or in the absence of Assistant Secretaries, an individual appointed by the Board of Trustees or the chairman of the meeting, shall record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of Shareholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations, and procedures and take such action as, in the discretion of such chairman, are appropriate, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to Shareholders of record of the Trust, their duly authorized proxies, and other such individuals as the chairman of the meeting may determine; (c) requiring proof of identification and ownership as a Shareholder of record or authorization as proxy; (d) limiting participation at the meeting on any matter to Shareholders of record of the Trust entitled to vote on such matter, their duly authorized proxies, and other such individuals as the chairman of the meeting may determine; (e) limiting the time allotted to questions or comments by participants; (f) maintaining order and security at the meeting; (g) removing any Shareholder or any other individual who refuses to comply with meeting procedures, rules, or guidelines as set forth by the chairman of the meeting; and (h) recessing or adjourning the meeting to a later date and time and place announced at the meeting. Unless otherwise determined by the chairman of the meeting, meetings of Shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

ARTICLE 12

Indemnification and Advancement of Expenses

13.1 General. To the maximum extent permitted by the Delaware Act and, to the extent applicable, the 1940 Act, the Trust shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a current or former Continuing Trustee, officer, or employee of the Trust and who is made a party to the proceeding by reason of his or her service in that capacity or (b) any individual who, while a Continuing Trustee, officer, or employee of the Trust and at the request of the Trust, serves or has served in a similar capacity for another entity and who is made a party to the proceeding by reason of his or her service in that capacity. The Trust may, with the approval of its Board of Trustees, provide such indemnification and advance for expenses to a Continuing Trustee who served a predecessor of the Trust in any of the capacities described in (a) or (b) above and to any officer, or employee of a predecessor of the Trust.

Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the By-Laws or Declaration of Trust inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal, or adoption.

No provision of this Article 12 shall be effective to protect or purport to protect any Continuing Trustee, officer, or employee of the Trust against liability to the Trust or its Shareholders to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office.

 ARTICLE 13
Amendments to the By-Laws; Severability

13.1 Amendment. Except as otherwise expressly provided in these By-Laws, the Continuing Trustees shall have the exclusive power to adopt, alter or repeal any provision of these By-Laws and to make new By-Laws. These By-Laws may be amended or repealed, in whole or in part, by a majority of the Continuing Trustees then in office at any meeting of the Trustees, or by one or more writings signed by such a majority.

13.2 Severability. If any provision of these By-Laws, or the application thereof to any person or entity or any circumstance, is invalid or unenforceable, (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision, and (ii) the remainder of these By-Laws and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.